Exhibit 10.1

AMENDED AND RESTATED SECURED PROMISSORY NOTE
    April 9, 2024
FOR VALUE RECEIVED, the undersigned SUSTAINABLE OILS, INC., a corporation organized and existing under the laws of Delaware (the “SusOils”), hereby promises to pay to the order of BKRF OCB, LLC, a limited liability company organized and existing under the laws of Delaware (the “BKRF”), in lawful money of the United States of America, in immediately available funds, the principal sum as set forth on Schedule I (such aggregate amount, as may be updated from time to time by BKRF, the “Principal Amount”) on the terms and conditions set forth in this amended and restated secured promissory note (this “Note”), payable as set forth herein.
WHEREAS, SusOils entered into that certain Secured Promissory Note, dated as of September 22, 2023, in favor of BKRF (the “Original Note”);
WHEREAS, Bakersfield Renewable Fuels, LLC, a Delaware limited liability company (the “Project Company”), an affiliate of SusOils and a subsidiary of BKRF, desires to install, develop, construct, finance and operate a renewable diesel refinery to be located in Bakersfield, California (the “Project”);
WHEREAS, BKRF is party to that certain Credit Agreement, dated as of May 4, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BKRF, BKRF OCP, LLC, a Delaware limited liability company, Project Company, the banks and other financial institutions and entities from time to time party thereto as lenders, Orion Energy Partners TP Agent, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Orion Energy Partners TP Agent, LLC, as collateral agent (in such capacity, the “Collateral Agent”);
WHEREAS, SusOils owns certain intellectual property for Camelina that can be used as feedstock for the production of renewable fuel and has entered into certain contracts for the procurement of Camelina;
WHEREAS, SusOils needs additional capital to remain operational and to develop and procure Camelina for use as feedstock for the production of renewable fuel at the Project;
WHEREAS, Global Clean Energy Holdings, Inc. (“GCEH”), as the owner of SusOils, has engaged advisors to help source additional capital for SusOils. Such advisors have advised GCEH that given GCEH’s financial position and capital structure, the Lenders under the Credit Agreement present the most likely, and potentially only, source of immediate funding for SusOils;
WHEREAS, in connection with such funding needs, BKRF has requested (a) the lenders under the Credit Agreement extend additional loans to BKRF under the Credit Agreement in order to fund SusOils, in each case pursuant to the approved annual operating budget of GCEH (i) pursuant to this Note and (ii) pursuant to that certain Sustainable Oils License Agreement,
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dated as of the date hereof, by and between SusOils and the Project Company whereby the Project Company will receive from SusOils certain non-exclusive intellectual property licenses and rights pursuant to the terms thereof and (b) the lenders under the Credit Agreement to permit a distribution from BKRF to GCEH for purposes of contributing such amounts down to SusOils;
WHEREAS, in connection thereto, GCEH has entered into a Pledge and Security Agreement, dated as of the date hereof, with the Collateral Agent (the “GCEH Pledge Agreement”); and
WHEREAS, as consideration for the additional loans and consents contemplated in the prior recitals (and as consideration for any future loans made under the Credit Agreement, if any), the lenders under the Credit Agreement are requiring SusOils and BKRF to amend and restate the Original Note as follows.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Note, it is hereby agreed as follows:
ARTICLE 1.
OBLIGATION AND INTEREST

1.1    Reference is made to that certain (i) Sustainable Oils License Agreement, dated as of May 4, 2020 (as amended, restated, amended and restated or otherwise modified from time to time, the “SusOils License Agreement”), by and among SusOils and Bakersfield Renewable Fuels, LLC (as assignee of BKRF), (ii) Credit Agreement, (iii) Pledge and Security Agreement, dated as of September 22, 2023, by and among SusOils, Global Clean Energy Holdings, Inc., and BKRF (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), (iv) Patent Security Agreement, dated as of September 22, 2023, by and between SusOils and BKRF (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Patent Security Agreement”) and (v) Guaranty Agreement, dated as of September 22, 2023, by and between SusOils and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”). The parties hereto acknowledge and agree that (a) SusOils has required and continues to require cash to fund its business and operations and has requested that BKRF fund certain amounts pursuant to this Note, (b) certain previous transfers and fundings from BKRF to SusOils, in each case as listed on Schedule II, for funding various costs expenses should be reallocated as having been made pursuant to, and evidenced by, this Note, (c) certain future transfers and fundings from BKRF to SusOils (which may only be made with the consent of the Collateral Agent, in its sole discretion) should be made pursuant to, and evidenced by, this Note and (d) BKRF’s source of funds to provide the extensions of credit contemplated by this Note were proceeds of loans funded by the lenders under the Credit Agreement to BKRF.

1.2     SusOils hereby acknowledges and agrees that SusOils shall owe BKRF the Principal Amount plus interest computed in accordance with Section 1.4 (the “Note Amount”), in lawful money of the United States of America, in immediately available funds, which amount, unless sooner paid in full in accordance with Article II, shall be due and payable immediately,

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without demand, and without set-off, defense or counterclaim of any kind, on August 22, 2024 (the “Maturity Date”).

1.3     To the extent BKRF makes additional advances to SusOils, BKRF may update Schedule I unilaterally to reflect such additional amounts in its sole discretion.
1.4     Interest shall accrue on the Principal Amount through the date the Note Amount is repaid in full at fifteen percent (15%) per annum, to be computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) in a 360 day year. No interest shall be due and payable on the Principal Amount until the Maturity Date. Nothing in the previous sentence limits SusOils’ obligation to pay interest after any Event of Default.

1.5     The parties hereto acknowledge and agree that in the absence of the Guaranty, the lenders under the Credit Agreement would not make any additional loans under the Credit Agreement and BKRF would not have the proceeds to extend to SusOils pursuant to this Note. The Guaranty shall be presumed to be liquidated damages sustained by lenders under the Credit Agreement and the Secured Parties (as defined in the Credit Agreement) and BKRF as the result of the making of the advance hereunder and SusOils agrees that such presumption is reasonable under the circumstances currently existing. SUSOILS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS, OR MAY PROHIBIT, THE COLLECTIONS UNDER THE GUARANTY. SusOils expressly agrees (to the fullest extent that it may lawfully do so) that: (A) its obligations under the Guaranty are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) its obligations under the Guaranty shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between BKRF and SusOils giving specific consideration in this transaction for such agreement to have such obligations under the Guaranty; and (D) SusOils shall be estopped hereafter from claiming differently than as agreed to in this Section 1.5. SusOils expressly acknowledges that its agreement to provide the Guaranty is a material inducement to BKRF to provide the amounts advanced to BKRF by the lenders under the Credit Agreement on the date hereof.

1.6     The funds advanced hereunder shall only be used for the following purposes: (i) in respect of any funds advanced prior to the date hereof, for the limited purposes as agreed between the parties prior to the date hereof and (ii) in respect of any advances funded after the date hereof (which may only be funded in BKRF’s sole discretion, subject to approval under the Credit Agreement), for the limited purposes as agreed among BKRF, SusOils and Administrative Agent under the Credit Agreement.
ARTICLE II.
PREPAYMENT AND REPAYMENT

2.1     SusOils may prepay this Note at any time, in whole or in part, without penalty or additional premium. In connection with any such prepayment, the Principal Amount and any

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accrued interest on such Principal Amount, owing under this Note shall be reduced by the amount of such prepayment.
ARTICLE III.
EVENTS OF DEFAULT; EXERCISE OF REMEDIES.

3.1    Events of Default. Each of the following events shall be an event of default (an “Event of Default”):
(a)     SusOils shall have failed to make a payment hereunder when due;

(b)     a Bankruptcy (as defined in the Credit Agreement) occurs with respect to SusOils or any of its subsidiaries;
(c)     an Event of Default (as defined in the Credit Agreement) occurs; and
(d)    GCEH shall fail to comply with Sections 4.16 or 4.17 of the GCEH Pledge Agreement.
3.2    Exercise of Remedies. If any Event of Default occurs and is continuing, BKRF may (i) declare all or any portion of the unpaid Principal Amount of this Note and any interest thereon to be immediately due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by SusOils; provided that, upon the occurrence of an Event of Default described in clause (b) or (c) of Section 3.1, the unpaid Principal Amount of this Note and any interest thereon shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by SusOils and (ii) take any other action to the extent permitted under applicable law, including in accordance with the Pledge and Security Agreement and the Patent Security Agreement. In addition, if any Event of Default (as defined in the Credit Agreement) occurs and is continuing, SusOils acknowledges that the Collateral Agent may have recourse against SusOils as provided under the Guaranty.
ARTICLE IV.
MISCELLANEOUS.

4.1    Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon SusOils and BKRF under this Note shall be in writing and delivered by facsimile, hand delivery, overnight courier service or certified mail, return receipt requested to each party at the address set forth below (or to such other address most recently provided by such party to the other party). All such notices and communications shall be effective (a) when sent by overnight service on the business day following the deposit with such service, (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt, or (c) when delivered by hand.

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If to SusOils, to:
SUSTAINABLE OILS, INC.
2790 Skypark Drive, Suite 105
Torrance, CA 90505
Attention: President

If to BKRF, to:
BKRF OCB, LLC
c/o Global Clean Energy Holdings, Inc.
2790 Skypark Drive, Suite 105
Torrance, CA 90505
Attention: General Counsel

4.2    Assignment. This Note and the rights, interests or obligations hereunder may not be assigned by either SusOils or BKRF without the prior written consent of the other party; provided that, BKRF may, without the prior written consent of SusOils, collaterally assign, encumber or otherwise assign this Note to the Secured Parties (as defined in the Credit Agreement) and/or their agents or successors in connection with its obligations under the Credit Agreement. BKRF acknowledges that the Pledge and Security Agreement and the Patent Security Agreement may be collaterally assigned to the Secured Parties (as defined in the Credit Agreement) and/or their agents or successors in connection with its obligations under the Credit Agreement. Any purported assignment of this Note in violation of this Section shall be null and void and shall be ineffective to relieve any party of its obligations hereunder. This Note shall inure to the benefit of and be binding upon SusOils and BKRF and their respective legatees, heirs, successors and assigns of the parties.
4.3    Amendments and Waivers. No amendment, supplement or waiver of any provision of this Note, nor consent to any departure by any of the parties hereto from any provision of this Note, shall in any event be effective unless the same shall be in writing, signed by each of SusOils and BKRF. Any such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.
4.4    Governing Law. This Note and all disputes or controversies arising out of or relating to this Note or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflicts of law provisions that would result in the application of laws of a State other than the State of New York.
4.5    Counterparts; Electronic Signature. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart to this Note by facsimile transmission or electronic transmission in “.pdf” format shall be as effective as delivery of a manually signed original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be

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signed in connection with this Note and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
4.6    Third Party Beneficiaries. The parties expressly agree and acknowledge that any of the Secured Parties (as defined in the Credit Agreement) (and each of their respective successors and assigns) shall be an intended third party beneficiary of this Note, and such Secured Parties shall be entitled to assert any claims and enforce such provisions in law or in equity the same as it were party hereto. SusOils and BKRF acknowledge and agree that an Event of Default under this Note shall constitute an Event of Default under and as defined in the Credit Agreement.
4.7    Secured Obligations. This Note and SusOils’s obligations hereunder are secured by the Pledge and Security Agreement and the Patent Security Agreement.
4.8    Conditions to Note. As a condition to the extensions of credit contemplated to be made hereunder:
(a)    the lenders under the Credit Agreement and the Administrative Agent required BKRF to require SusOils, and BKRF in turn required SusOils, to sign the Guaranty; and

(b)    BKRF is requiring that this Note is secured and in respect thereof (i) SusOils, GCEH and BKRF have executed the Pledge and Security Agreement and (ii) SusOils and BKRF have executed the Patent Security Agreement.

4.9    Amendment and Restatement. This Note amends, restates and supersedes the Original Note.
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IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date first above written.
SUSTAINABLE OILS, INC., AS SUSOILS
By:    ____________________________
Name:
Title:
[Signature Page to Promissory Note]

ACKNOWLEDGED AND AGREED:
BKRF OCB, LLC, AS BKRF

By:    ____________________________
Name:
Title:

[Signature Page to Promissory Note]

Schedule I

The Principal Amount of this Note shall be equal to:

(1)$15,000,000, which is equal to the sum of the advances from BKRF to SusOils on or prior to the date hereof, as listed on Schedule II, plus interest in respect thereof; minus
(2)any amounts previously collected by the Collateral Agent pursuant to the Guaranty.

Notwithstanding anything to the contrary contained in this Note or this Schedule I, the amount that the Principal Amount set forth in clause (i) exceeds the amounts advanced by BKRF to SusOils on or prior to the date hereof, shall be treated as (i) interest, to the maximum extent permissible by applicable law and (ii) any amounts in excess thereof, as a premium (such excess amounts, the “Premium”). It is understood and agreed that if the obligations of SusOils under this Note are accelerated, otherwise become due prior to their maturity date or are due and payable on the maturity date, any Premium (in addition to interest) will also be due and payable without any further action and such Premium shall constitute part of SusOils’s obligations to BKRF under this Note, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of BKRF’s lost profits as a result thereof. Any Premium shall be presumed to be liquidated damages sustained by BKRF as the result of the making of the advance hereunder and SusOils agrees that such presumption is reasonable under the circumstances currently existing. The Premium shall also be payable in the event the obligations of SusOils to BKRF under this Note are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). SUSOILS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS, OR MAY PROHIBIT, THE COLLECTION OF THE FOREGOING PREMIUM. SusOils expressly agrees (to the fullest extent that each may lawfully do so) that: (A) the Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between BKRF and SusOils giving specific consideration in this transaction for such agreement to pay the Premium; and (D) SusOils shall be estopped hereafter from claiming differently than as agreed to in this Schedule I. SusOils expressly acknowledges that its agreement to pay the Premium to BKRF as herein described is a material inducement to BKRF to provide the amounts advanced to BKRF hereunder.

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Schedule II

Prior Fundings

	Date	Funded Amount
1.	On or prior to February 2022	$8,200,000
2.	September 22, 2023	$4,000,000
3.	October 27, 2023	$1,000,000
4.	March 12, 2024	$1,800,000
	TOTAL:	$15,000,000

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